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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 31, 2006

                                  ISRAMCO, INC.
             (Exact name of registrant as specified in its charter)

------------------------------ -------------------------- ----------------------
        Delaware                        0-12500                 13-3145265
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)
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                      11767 KATY FREEWAY, HOUSTON, TX 77079
          (Address of principal executive offices, including Zip Code)

                                  713-621-3882
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On December 31, 2006, Isramco Inc. (the "Company") and Chesny Estates Ltd., a British Virgin Islands corporation ("Chesny") entered into a certain Share Purchase and Sale Agreement, dated as of December 31, 2006 (the "Purchase Agreement"), pursuant to which the Company sold to Chesny all of the outstanding share capital of the Magic I Cruise Line Corp, ("Magic"), a British Virgin Islands corporation and a wholly owned subsidiary of the Company, for a purchase price of approximately $2.7 million (the "Purchase Price"), which is subject to adjustment as specified in the Purchase Agreement.

        The Company's decision to sell its holdings in Magic is primarily attributable to the Company's decision to focus principally on the oil and gas business. The Company disclosed in a Current Report on Form 8-K, filed on November 22, 2006, that it entered into an agreement to purchase certain oil and gas properties located in Texas and New Mexico for a purchase price of $100 million (which purchase price is subject to adjustment).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information

None.

(c) Exhibits:

None.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               Dated: JANAURY 8, 2007            ISRAMCO, INC.

                                                   By:  /s/ Haim Tsuff
                                                        Haim Tsuff
                                                        Chief Executive Officer